UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 22, 2025
_______________________________
GREEN PLAINS INC.
(Exact name of registrant as specified in its charter)
_______________________________

Iowa	001-32924	84-1652107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1811 Aksarben Drive
Omaha, Nebraska 68106
(Address of Principal Executive Offices) (Zip Code)
(402) 884-8700
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On October 22, 2025, Green Plains Inc. (the “Company”) entered into separate, privately negotiated exchange agreements with certain of the holders of its existing 2.25% Convertible Senior Notes due 2027 (the “2027 Notes”) to exchange (the “exchange transaction”) $170 million aggregate principal amount of the 2027 Notes for $170 million of newly issued 5.25% Convertible Senior Notes due November 2030 (the “2030 Notes”). Additionally, Green Plains today announced that it has entered into separate, privately negotiated subscription agreements pursuant to which it will issue $30 million of 2030 Notes for $30 million in cash (the “subscription transactions”).

In connection with the exchange transactions and subscription transactions, Green Plains has agreed to repurchase (the “repurchase transactions,” and together with the exchange transactions and subscription transactions, the “transactions”) an aggregate of approximately 2.9 million shares of its common stock for approximately $30 million from certain holders participating in the exchange transactions and subscription transactions. The repurchase transactions will be funded with the proceeds of the subscription transactions. The transactions are expected to close on October 27, 2025, subject to customary closing conditions.

Following completion of the transactions, $200 million in aggregate principal amount of the 2030 Notes will be outstanding, and $60 million in aggregate principal amount of the 2027 Notes will remain outstanding with existing terms unchanged.

The initial conversion rate of the 2030 Notes is 63.6132 shares of common stock per $1,000 principal amount of 2030 Notes (equivalent to an initial conversion price of approximately $15.72 per share of common stock, which represents a conversion premium of approximately 50% to the last reported sale price of the common stock on Nasdaq on October 21, 2025), and will be subject to customary anti-dilution adjustments.

Neither the 2030 Notes, nor any shares of the Company's common stock issuable upon conversion of the 2030 Notes, have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold in the U.S. absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated October 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: October 22, 2025	By:	/s/ Philip B. Boggs
Philip B. Boggs
Chief Financial Officer (Principal Financial Officer)